Exhibit 99.1

CLS Holdings USA, Inc. Announces Record First Quarter Fiscal 2021

Results, Poised to Deliver Continued Growth

LAS VEGAS, NV / ACCESSWIRE / October 6, 2020 / CLS Holdings USA, Inc. (OTCQB: CLSH, CSE: CLSH) (“CLS” or the ‘‘Company’’), a diversified cannabis company operating as Cannabis Life Sciences, today announced its operational and financial results for the first quarter of fiscal 2021, ended August 31, 2020. The Company maintained consistent growth month to month in this period, setting historic company records for revenue and gross margin - a testament to its community-minded and adaptable approach to operations.

Key Q1 Financial Accomplishments

●	Total revenues were $3,780,869 compared to $2,859,015 reported in the same quarter in 2019, representing an increase of over 30%.
●	Gross margin increased to 53% - an increase of 2% over the quarter ended August 31, 2019.
●	The average dollar amount per transaction at CLS’ retail operation increased by 41.6% to $56.34, compared to $39.79 for the same period in 2019.

	2019		2020
	Net Revenue	Gross Margin	Net Revenue	Gross Margin
June	$895,580	51%	$1,039,826	55%
July	$916,839	50%	$1,346,072	53%
August	$1,046,596	51%	$1,394,971	51%

“We’re honored to have the support of our local community that made this summer such a success. Outpacing the annual growth of the Nevada cannabis industry, despite a significant decline in tourism traffic and the challenges presented in 2020, illustrates how hard our team has worked to continually assess the right moves to make over these three months”, said Andrew Glashow, President and COO of CLS Holdings. “The continued growth at Oasis and renewed excitement around our wholesale brand, City Trees, has given us great momentum leading into the fall as we continue to scale our operations in the Southwest.”

The Company experienced record-setting revenue at its Nevada retail subsidiary in consecutive months of the first quarter, and saw continued improvements in revenue at its wholesale manufacturing division leading up to its brand reinvigoration in September. CLS’ total first quarter net decrease in cash and cash equivalents was only $(38,466), which included a $750,000 repayment on a note, and represents a 99% improvement compared to $(4,617,892) in the quarter ended August 31, 2019.

Operational Highlights

CLS’ retail and wholesale subsidiaries continued to operate under ongoing safety and capacity constraints throughout the first quarter of fiscal 2021, and have maintained operational adaptations established in March, including delivery and curbside services. Despite reduced in-store capacity and an overall 30% reduction in operating hours for the quarter, Oasis processed an average of 595 transactions per day, a 4% increase over the first quarter of 2019, and saw a remarkable 32% increase in revenue. This growth was bolstered by the implementation of a new website with improved e-commerce capability.

The Company’s wholesale division, City Trees successfully prepared for its September rebrand throughout the first quarter. Renewed interest in the brand followed announcements of a more curated product catalog, expanded sustainability efforts, and updated, refined design criteria. The brand successfully relaunched in September, with promising preliminary results scheduled to be announced later in October.

About CLS Holdings USA, Inc.

CLS Holdings USA, Inc. (CLSH) is a diversified cannabis company that acts as an integrated cannabis producer and retailer through its Oasis Cannabis subsidiaries in Nevada and plans to expand to other states. CLS stands for "Cannabis Life Sciences," in recognition of the Company's patented proprietary method of extracting various cannabinoids from the marijuana plant and converting them into products with a higher level of quality and consistency. The Company's business model includes licensing operations, processing operations, processing facilities, sale of products, brand creation and consulting services.

http://www.clsholdingsinc.com.

Twitter: @CLSHoldingsUSA

Oasis Cannabis has operated a cannabis dispensary in the Las Vegas market since dispensaries first opened in Nevada in 2015 and has been recognized as one of the top marijuana retailers in the state. Its location within walking distance to the Las Vegas Strip and Downtown Las Vegas in combination with its delivery service to residents allows it to efficiently serve both locals and tourists in the Las Vegas area. In February 2019, it was named "Best Dispensary for Pot Pros" by Desert Companion Magazine. In August 2017, the company commenced wholesale offerings of cannabis in Nevada with the launch of its City Trees brand of cannabis concentrates and cannabis-infused products. http://oasiscannabis.com

Photo: Oasis Cannabis Dispensary. Las Vegas, NV

Founded in 2017, City Trees is a Nevada-based cannabis cultivation, production and distribution company. Offering a wide variety of products with consistent results, City Trees products are available in numerous dispensaries throughout the state of Nevada. https://citytrees.com

Photo: City Trees production facility, Las Vegas, NV

Forward Looking Statements

This press release contains certain ''forward-looking information'' within the meaning of applicable Canadian securities legislation and ''forward-looking statements'' as that term is defined in the Private Securities Litigation Reform Act of 1995 (collectively, the ''forward-looking statements''). These statements relate to, among other things, the future impact of the COVID-19 virus on our business, the future results of our initiatives to retain our employees and strengthen our relationships with our customers and community during the pandemic, the future effect of our initiatives to expand market share and achieve growth during and following the pandemic, future results of operations and financial performance, anticipated future events, and the effectiveness of our business practices during the pandemic. The continued spread of COVID-19 could have, and in some cases already has had, an adverse impact on our business, operations and financial results, including through disruptions in our cultivation and processing activities, supply chains and sales channels, and retail dispensary operations as well as a deterioration of general economic conditions including a possible national or global recession. Due to the speed with which the COVID-19 situation is developing and the uncertainty of its magnitude, outcome and duration, it is not possible to estimate its impact on our business, operations or financial results; however, the impact could be material. In some cases, you can identify forward looking statements by terminology such as ''may,'' ''might,'' ''will,'' ''should,'' ''intends,'' ''expects,'' ''plans,'' ''goals,'' ''projects,'' ''anticipates,'' ''believes,'' ''estimates,'' ''predicts,'' ''potential,'' or ''continue'' or the negative of these terms or other comparable terminology. These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered together with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. See CLS Holdings USA filings with the SEC and on its SEDAR profile at www.sedar.com for additional details.

Contact Information:

Corporate:

Chairman and CEO

Jeff Binder

President and COO

Andrew Glashow

888-438-9132

Investor Relations:

investors@clsholdingsinc.com

Source: CLS Holdings USA, Inc.